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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form
S8) pertaining to the International Employee Stock Purchase Plan of i2 Technologies, Inc. of our report dated January 18, 1997 with respect to the consolidated financial statements and of i2 Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP
                                Ernst & Young LLP

Dallas, Texas
May 9, 1997